UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 13, 2025
DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2025, the Board of Directors (the “Board”) of DiamondRock Hospitality Company (the “Company”) increased the size of the Board from eight to nine members and appointed Ms. Stephanie Lepori to the Board, effective January 15, 2025. Ms. Lepori was also appointed as a member of each of the Nominating and Corporate Governance, Audit and Compensation Committees effective January 15, 2025.

Ms. Lepori has served as the Chief Administrative and Accounting Officer of Caesars Entertainment, Inc. (“Caesars”) since January 2019. Prior to that, Ms. Lepori held a number of management-level positions with Caesars, including as Chief Accounting Officer. Ms. Lepori has nearly three decades of experience in finance and gaming and has been with Caesars, formerly Eldorado Resorts, since 1995. Prior to joining Caesars, Ms. Lepori began her career with Arthur Andersen LLP in Las Vegas. Ms. Lepori earned a B.S. Degree in Accounting and Magna Cum Laude and Phi Beta Kappa honors from the University of Southern California. She is a Certified Public Accountant.

Effective on January 15, 2025, Ms. Lepori will become eligible to receive the standard compensation provided by the Company to its other non-employee directors. Additionally, in connection with Ms. Lepori’s appointment to the Board, the Company and Ms. Lepori will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of the members of the existing Board. Ms. Lepori is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a member of the Board, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Item 7.01 Regulation FD Disclosure.

On January 15, 2025, the Company announced that Ms. Lepori had been appointed to the Company’s Board of Directors, effective January 15, 2025. A copy of that press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein. The press release has also been posted in the investor relations/press releases section of the Company’s website at www.drhc.com.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:
Exhibit No. Description
99.1     Press Release, dated January 15, 2025
101.SCH        Inline XBRL Taxonomy Extension Schema Document
101.CAL        Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF        Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB        Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE        Inline XBRL Taxonomy Extension Presentation Linkbase Document
104            Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: January 15, 2025	By:	/s/ Briony R. Quinn
Briony R. Quinn
Executive Vice President, Chief Financial Officer and Treasurer